EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement (“Agreement”) is entered into as of January 1, 2025 (“Effective Date”), by and between Palisades Venture Inc., a corporation organized and existing under the laws of the State of California (the “Company”), and Mr. Rechtman, an individual residing in the State of California (“Executive”).

1.	Position and Duties

The Company hereby confirms the appointment of Executive as Chief Executive Officer (“CEO”) of the Company. Executive shall perform all duties customarily associated with such position and as may be reasonably assigned by the Company’s Board of Directors.

2.	Compensation

As compensation for services rendered, the Company shall pay Executive a gross monthly salary of Twelve Thousand Dollars ($12,000), payable in accordance with the Company’s regular payroll practices. This salary shall commence on January 1, 2025, and continue for a period of five (5) years, unless otherwise terminated pursuant to the terms of this Agreement or applicable law.

3.	Deferred Compensation and Note Due to Officer

In the event the Company is unable to pay the full monthly salary or misses any payment due under Section 2, the unpaid amount shall automatically convert into a Note Due to Officer

(“Note”) under the following terms:

•	The unpaid compensation shall accrue interest at a rate of five percent (5%) per annum, compounded annually.

21200 OXNARD ST. 6630 WOODLAND HILLS, CA 91367 WWW.4SERVICE.COM

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•	The Note shall have a maturity date of five (5) years from the date each unpaid amount is incurred.
•	The Company shall maintain accurate records of all unpaid amounts and accrued interest, and shall provide Executive with a quarterly statement detailing the outstanding balance.
•	The Note shall be considered a senior unsecured obligation of the Company and shall be payable in full upon maturity or earlier at the discretion of the Company.

4.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

5.	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.

6.	Amendment

This Agreement may be amended only by a written instrument executed by both parties.

7.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21200 OXNARD ST. 6630 WOODLAND HILLS, CA 91367 WWW.4SERVICE.COM

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PALISADES VENTURE INC.

By: /s/ Orie Rechtman

Name: Orie Rechtman

Title: CEO

MR. RECHTMAN

Signature: /s/ Orie Rechtman

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